Exhibit 2.3

SIDOTI MICRO CAP GP, LLC
LIMITED LIABILITY COMPANY AGREEMENT

This Limited Liability Company Agreement of Sidoti Micro Cap GP, LLC, a Delaware limited liability company (the “Company”), is entered into this 16th day of June, 2014 by the person executing this Agreement as the Member and such additional Members as may be hereinafter admitted.

ARTICLE I
DEFINITIONS

For purposes of this Agreement, unless the context otherwise requires, terms shall be used with the meanings given to them under the Act, and the following terms shall have the meanings set forth below:

1.1           “Act” means the Delaware Limited Liability Company Law, 6 Del.C. §Section 18-101 et seq., and any and all amendments and modifications thereto.

1.2           “Agreement” means this Limited Liability Company Agreement, as it may be amended from time to time.

1.3           “Attorney-in-Fact” shall have the meaning set forth in Section 3.6(a).

1.4           “Capital Contribution” means any contribution of cash and/or property contributed to the Company by or on behalf of a Member.

1.5           ”Certificate of Formation” means the Certificate of Formation of the Company filed with the Delaware Secretary of State pursuant to the Act, as the same may be amended from time to time.

1.6           “Company” shall have the meaning set forth in the Preamble.

1.7           “Disposition” or “Dispose” means any sale, assignment, transfer, exchange, mortgage, pledge, grant, hypothecation or other transfer, whether absolute or as security or encumbrance (including dispositions by operation of law).

1.8           “Dissolution Event” means an event, the occurrence of which will result in the dissolution of the Company under Article VII hereof.

1.9           “Manager” shall mean each Person referred to in Section 3.2 hereof and listed as a Manager on Schedule “A” to this Agreement, or any other Person who succeeds such Person as a Manager pursuant to this Agreement. A Manager need not be a resident of the State of Delaware or be a Member of the Company.

1.10         “Member” means each Person who or which executes this Agreement as a Member and each Person who or which may hereafter become a party to this Agreement as a Member.

1.11         “Percentage Interest” means the percentage interest of a Member from time to time as provided herein.

1.12         “Person” means any individual, estate, corporation, trust, joint venture, partnership, limited liability company or other entity of every kind and nature.

1.13         “Property” means any property, real or personal, tangible or intangible, including money, and any legal or equitable interest in such property.

1.14         “Transfer” shall have the meaning set forth in Article VI.

ARTICLE II
FORMATION

2.1           Organization. The Company was organized as a Delaware limited liability company pursuant to the provisions of the Act on June 16, 2014. The rights and liabilities of the Members shall be as provided in the Act, the Certificate of Formation and this Agreement. To the extent permitted by applicable law, the provisions of this Agreement shall supersede the provisions of the Act in the event of any inconsistency or conflict between them.

2.2           Name. The name of the Company is Sidoti Micro Cap GP, LLC.

2.3           Purpose. The purpose of the Company shall be to act as the general partner of one or more investment partnerships in securities and to engage in any lawful act or acts for which limited liability companies may be formed under the Act.

2.4           Term. The term of the Company shall continue in full force and effect until it is dissolved and its affairs wound up in accordance with the Act or this Agreement.

2.5           Principal Office. The principal office of the Company shall be located at 122 East 42nd Street, 4th Floor, New York, New York 10168, or such other location as the Manager shall from time to time determine.

2.6           Powers of the Company. In order to carry out its purposes, and not in limitation thereof, and as part of its business, subject to the limitations set forth elsewhere in this Agreement, the Company is authorized to do any and all acts and things necessary, appropriate, proper, advisable, suitable, convenient, incidental to or convenient for the furtherance and accomplishment of its purposes, including, without limitation, to:

(a)          conduct its business, carry on its operations and have and exercise all of the powers granted by the Act in any state, territory, district or possession of the United States, or in any foreign country, which may be necessary or convenient to effect any or all of the purposes for which it is organized;

(b)          form and maintain subsidiaries, whether or not wholly owned;

(c)          open, maintain and close accounts with banks and securities broker-dealers, including margin accounts, and open, maintain and close accounts and draw checks or other orders for the payment of money;

(d)          sue and be sued, complain, defend and settle, and participate in legal, administrative or other proceedings, in its name, and to execute all documents and make any representations, admissions and waivers in connection therewith;

(e)          engage accountants, custodians, attorneys and any and all other agents and assistants, both professional and nonprofessional, and to reasonably compensate them in such degree as may be necessary or advisable;

(f)          make, alter and perform agreements, contracts and undertakings not inconsistent with the Certificate of Formation or with the laws of the State of Delaware, for the performance of its business or the administration and regulation of its affairs with any Person;

(g)          cease its activities and surrender its Certificate of Formation; and

(h)          have and exercise all powers necessary or convenient to effect any or all of the purposes for which the Company is formed.

ARTICLE III

RIGHTS AND DUTIES OF MEMBERS AND THE MANAGER

3.1           Authority to Bind the Company. Unless the Members otherwise agree, no agreement, undertaking, instrument, written obligation, certificate or other commitment shall be made by or on behalf of the Company unless made in an instrument signed by the Manager.

3.2           Management Rights. The business and affairs of the Company shall be managed by its Manager and, except as may be specifically provided in this Agreement, no Member, as such, shall have the right or authority to bind the Company. The Manager shall have the power, on behalf of the Company, to do all things necessary or convenient to carry out the business and affairs of the Company including, without limitation, the power to (i) borrow money; (ii) invest and reinvest the assets of the Company; (iii) acquire assets; (iv) convey, transfer, pledge or encumber any or all of its properties and assets; (v) admit or permit the withdrawal or removal of any Member; (vi) institute any proceedings or take any other action to dissolve or liquidate the Company, subject to the written consent of the Members; or (vii) take action in furtherance of any action listed in this sentence. The Manager may appoint officers as he, she or it deems necessary for the operation and management of the Company, with such powers, rights, duties and responsibilities as may be determined by the Manager. All Members shall be entitled to vote on all matters requiring the approval of the Members. All matters submitted for the approval of the Members shall require the vote of a majority of the Members for passage. For these purposes, a majority of the Members shall mean the affirmative vote of Members holding more than 50% of the Percentage Interests in the Company. Any action which may be taken at a meeting of the Members may be taken without a meeting if Members casting votes sufficient to approve such action consent thereto in writing.

3.3           Additional Members. A Person may be admitted as a Member after the date of this Agreement upon the written consent of the Manager on the consent of the Members. Any additional Member shall execute a counterpart of this Agreement agreeing to be bound by and subject to all of the terms and conditions of this Agreement.

3.4           Percentage Interests. The Percentage Interests in the Company of the Members are set forth in the attached Schedule A. The Percentage Interests may be adjusted from time to time as agreed by the Members.

3.5           Liability of Members. No Member shall be liable for the obligations or liabilities of the Company. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on any Member for the liabilities of the Company.

3.6           Power of Attorney.

(a)          Each Member hereby irrevocably constitutes the Manager (and any liquidating agent) as such Member’s true and lawful attorney-in-fact (“Attorney-in-Fact”). and in such Member’s name, place and stead, to make, execute, sign, acknowledge (including swearing to), record, and file, on behalf of such Member and on behalf of the Company, the following:

(i)          all documents (including amendments to the Certificate of Formation) that the Attorney-in-Fact deems appropriate to reflect any amendment, change or modification of this Agreement;

(ii)         any and all other certificates or other instruments required to be filed by the Company under the Act or of any other state or jurisdiction, including, without limitation, any certificate or other instruments necessary in order for the Company to continue to qualify as a limited liability company under the laws of the State of Delaware and to conduct business in any other jurisdiction;

(iii)        one or more applications to use an assumed name; and

(iv)        all documents that may be required to dissolve and terminate the Company and cancel its Certificate of Formation.

(b)          The foregoing power of attorney is irrevocable and is coupled with an interest and, to the extent permitted by applicable federal or state law, shall survive the death, bankruptcy, or incapacity of a Member, as well as the transfer of an interest in the Company. Each Member shall be bound by any representations made by the Attorney-in-Fact acting in good faith pursuant to this power of attorney, and each Member hereby waives any and all defenses that may be available to contest, negate, or disaffirm the action of the Attorney-in-Fact taken in good faith under this power of attorney. The powers conferred on the Manager pursuant to this Section 3.6 may be exercised by the Manager on behalf of each Member by a facsimile signature or by listing all of the Members executing any instrument with a single signature as Attorney-in-Fact for all of them and shall be exercised only to the extent that such action is otherwise authorized hereunder and would be required to be taken by the Member under applicable law.

(c)          Each Member agrees that the Attorney-in-Fact shall not be liable, responsible, or accountable in damages or otherwise to any such Member for any acts performed or failed to be performed by the Attorney-in-Fact in good faith, exercising reasonable judgment and within the scope of this power of attorney.

(d)          The Company hereby agrees to indemnify, defend and hold the Attorney-in-Fact free and harmless from and against any and all losses, damages, attorneys’ fees, expenses or liabilities of any nature which the Attorney-in-Fact may sustain as a result of any action taken or omitted to be taken hereunder by the Attorney-in-Fact in good faith, exercising reasonable judgment and within the scope of this power of attorney.

ARTICLE IV
CONTRIBUTIONS

The Members shall make such Capital Contributions to the Company as they may agree from time to time. Any such Capital Contributions shall be made in proportion to the Members’ Percentage Interests in the Company. No interest shall accrue on any such Capital Contribution, and no Member shall have the right to withdraw or be repaid any such contribution, except as provided in this Agreement.

ARTICLE V
DISTRIBUTIONS

Distributions of Property of the Company shall be made at such times, in such manner and in such amounts as the Manager may determine; provided, however, that each such distribution shall be made to the Members in accordance with their respective Percentage Interests in the Company.

ARTICLE VI
TRANSFER OF COMPANY INTERESTS

No Member shall transfer, sell, pledge, hypothecate, encumber or assign (collectively, a “Transfer”) any portion of such Member’s interest, except with the approval of the Manager. Any purported transfer in violation of this Article VI shall be void ab initio and shall not bind the Company.

ARTICLE VII
DISSOLUTION AND WINDING UP

7.1           Dissolution. The Company shall be dissolved, and its affairs wound up, upon the first to occur of the following events (each of which shall constitute a Dissolution Event):

(1)         the written consent of all the Members;

(2)         the sale or other disposition of all or substantially all of the assets of the Company; or

(3)         the entry of a decree of judicial dissolution under Section 18-802 of the Act.

7.2           Effect of Dissolution. Upon dissolution, the Company shall cease carrying on and begin winding up the Company business, but the Company is not terminated, and shall continue, until the winding up of the affairs of the Company is completed and a Certificate of Cancellation shall have been filed with the Secretary of State of the State of Delaware.

7.3           Distribution of Assets on Dissolution. Upon the winding up of the Company, the Property of the Company shall be distributed as provided in the Act and among the Members in accordance with their respective Percentage Interests in the Company.

7.4           Certificate of Cancellation. Within ninety (90) days following the dissolution and the commencement of winding up of the Company, or at any other time there are no Members, the Manager shall file with the Secretary of State of the State of Delaware a Certificate of Cancellation.

ARTICLE VIII
MISCELLANEOUS PROVISIONS

8.1           Entire Agreement. This Agreement represents the entire agreement among the Members or between the Members and the Company with respect to the subject matter hereof. This Agreement may be amended only by a written instrument adopted by the Company as provided in this Agreement.

8.2           Rights of Creditors and Third Parties under Limited Liability Company Agreement. This Agreement is entered into for the exclusive benefit of the Company, the Member and such additional Members as may be admitted as provided herein and their respective successors. This Agreement is expressly not intended for the benefit of any creditor of the Company or any other Person. No such creditor or other Person shall have any rights under this Agreement or any agreement between the Company and any Member with respect to any Capital Contribution, any Member’s interest in the Company or otherwise.

8.3           Indemnification. The Company shall indemnify and hold harmless, and advance expenses to, the Manager and any Member from and against any and all claims and demands whatsoever relating to, or arising out of, actions taken or not taken by such Manager or Member in his capacity as such; provided, however, that no indemnification may be made to or on behalf of any Manager or any Member if a judgment or other final adjudication adverse to such Manager or Member establishes (a) that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or (b) that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

8.4           Notice. Notices shall be in writing. Notice to the Company shall be addressed to the Company at the address of its principal office established as provided in Section 2.5 of Article II. Notice to a Member shall be addressed to the Member at the address of such Member reflected in the records of the Company. Notice shall be considered duly given (i) on the day when delivered personally, (ii) on the business day when sent by facsimile provided receipt of such transmission is confirmed, (iii) on the business day immediately succeeding the day on which Notice is sent by recognized overnight courier, and (iv) when received if mailed by first class mail, postage prepaid, registered or certified, return receipt requested.

The undersigned have executed this Agreement as of the date first written above.

Member:

Sidoti Holding Company, LLC

By:	/s/ Peter T. Sidoti
Peter T. Sidoti

Member

The undersigned hereby accepts his appointment as Manager of the Company.

/s/ Peter T. Sidoti
Peter T. Sidoti

SCHEDULE A

MEMBERS

Name	Initial Capital Contribution	Percentage Interest

Sidoti Holding Company, LLC	$1,000.00	100.00%

MANAGER

Peter T. Sidoti

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